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EXHIBIT 11.1   COMPUTATION OF NET INCOME PER SHARE
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                                      FIRST ALLIANCE CORPORATION
                                 COMPUTATION OF NET INCOME PER SHARE
                  FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                            (Dollars in thousands except per share amounts)
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                                                  For the Quarter Ended   For the Nine Months Ended
                                                      September 30,             September 30,
                                                 ------------------------  ------------------------
                                                     1997        1996         1997         1996
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
DATA AS TO EARNINGS - Net Income.................$    8,188   $    8,633   $   23,738   $   25,542
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DATA AS TO NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES - PRIMARY NET INCOME PER SHARE
  Weighted average number of shares outstanding
    Class A and Class B  Common Stock............21,749,564   20,402,039   21,957,707   17,561,087
  Reduction of outstanding shares assuming
    average balance of deferred stock
    compensation plus tax benefits credited to
    capital on assumed exercise used as proceeds
    invested in treasury stock (at average
    market prices during each period)............   (66,179)    (119,883)     (75,160)    (138,438)
  Common equivalent shares assuming issuance
    of shares represented by outstanding stock
    options:
    Additional shares assumed to be issued.......   762,107      577,947      771,398      194,056
    Reduction of such additional shares assuming
      proceeds plus tax benefits credited to capital
      on assumed exercise invested in treasury
      stock (at average market prices during each
      period)....................................  (578,618)    (515,764)    (609,229)    (186,079)
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  Weighted average number of common and common
    equivalent shares outstanding................21,866,874   20,344,339   22,044,716   17,430,626
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PRIMARY NET INCOME PER SHARE.....................$     0.37   $     0.42   $     1.08   $     1.47
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DATA AS TO NUMBER OF COMMON AND COMMON  EQUIVALENT
  SHARES - FULLY DILUTED NET INCOME PER SHARE:
  Weighted average number of shares outstanding
    Class A and Class B Common Stock.............21,749,564   20,402,039   21,957,707   17,561,087
  Reduction of outstanding shares assuming
    ending balance of deferred stock
    compensation plus tax benefits credited to
    capital on assumed exercise used as proceeds
    invested in treasury stock (at market
    prices at the end of each period)............   (55,648)    (93,877)      (55,648)     (93,877)
  Common equivalent shares assuming issuance
    of shares represented by outstanding stock
    options:
    Additional shares be issued..................   762,107     577,947       771,398      194,056
    Reduction of such additional shares assuming
    proceeds plus tax benefits credited to
    capital on assumed exercise invested in
    treasury stock (at market prices at the end
    of each period)..............................  (556,859)   (494,594)     (561,725)    (166,068)
                                                 -----------  -----------  -----------  -----------
Weighted average number of common and common
    equivalent shares outstanding................21,899,164   20,391,515   22,111,732   17,495,198
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FULLY DILUTED NET INCOME PER SHARE...............$     0.37   $     0.42   $     1.07   $     1.46
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